Filed Pursuant to Rule 424(b)(5)
Registration No. 333-252681

Subject to completion, dated February 3, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated February 3, 2021)

$400,000,000

Veracyte, Inc.

Common Stock

We are offering an aggregate of $400,000,000 in shares of our common stock.

Our common stock is listed on The Nasdaq Global Market under the symbol “VCYT.” On February 2, 2021, the last reported sale price of our shares of common stock on The Nasdaq Global Market was $65.03 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriting” for a description of compensation payable to the underwriters.

We have granted the underwriters the right to purchase up to an additional $60,000,000 in additional shares of our common stock. The underwriters may exercise this right at any time within 30 days after the date of this prospectus supplement.

The underwriters expect to deliver the shares of common stock against payment in New York, New York on or about                 , 2021.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Lead Book-Running Managers

Goldman Sachs & Co. LLC	SVB Leerink

Book-Running Manager

William Blair

Co-Managers

BTIG	Needham & Company	Lake Street

The date of this prospectus supplement is            , 2021.

The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

ABOUT THIS PROSPECTUS SUPPLEMENT

On February 3, 2021, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became automatically effective upon filing. Under this shelf registration process, we may, from time to time, sell common stock and other securities, of which this offering is a part.

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus, before investing in our common stock.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Veracyte,” the “company,” “we,” “us” and “our” refer to Veracyte, Inc.

Veracyte, Afirma, Percepta, Envisia, Prosigna, Know by Design and the Veracyte, Afirma, Percepta, Envisia and Prosigna logos, among others, are our registered trademarks in the United States and other countries. We also have common law rights and pending trademark applications for LymphMark and More About You. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before you decide to invest in our common stock, you should read carefully and in their entirety this entire prospectus supplement and the accompanying prospectus, including the section in this prospectus supplement entitled “Risk Factors,” and the documents we have incorporated by reference in this prospectus supplement and the accompanying prospectus, along with our financial statements and accompanying notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

Company Overview

We are a global genomic diagnostics company that improves patient care by answering important clinical questions to inform diagnosis and treatment decisions throughout the patient journey in cancer and other diseases. Our growing menu of tests leverages advances in genomic science and machine learning technology to change care for patients, enabling them to avoid risky, costly procedures and reduce time to appropriate treatment. In addition to making our genomic tests available in the United States through our central laboratory, our exclusive license to the nCounter Analysis System, which we believe to be a best-in-class diagnostics platform, positions us to deliver our tests to patients worldwide through laboratories and hospitals that can perform the tests locally. We estimate that our current and near-term pipeline products address an estimated $10 billion global market and that our longer-term pipeline products will enable us to address an estimated $50 billion global market.

We design our tests to answer critical questions in the diagnosis, prognosis and treatment of cancer and other diseases and improve patient outcomes. We deliver clinical and economic utility to patients, physicians and payers, thereby helping to eliminate unnecessary costs burdening the healthcare system. We position our tests to integrate seamlessly into the way physicians currently evaluate patients in order to facilitate adoption.

We develop our genomic tests using advanced scientific methods, such as ribonucleic acid, or RNA, whole-transcriptome sequencing and machine learning, and then optimize the assays and classifiers for the platform on which the test will be performed. Historically, we have utilized RNA sequencing methods performed in our CLIA laboratory in South San Francisco, California. Beginning in 2021, we expect to adapt select tests to be performed on the nCounter Analysis System for international distribution of our tests.

We believe our powerful scientific platform provides multiple vectors to create value for patients, providers and payers, as well as stockholders, and to help advance precision medicine:

•

Unique Biorepositories—When we develop new tests, we build extensive, robust biorepositories of patient-consented samples and well-curated clinical, radiological, outcome and other information from Institutional Review Board-approved clinical trials to inform our discovery and validation efforts. Our biorepositories are designed to encompass the broad spectrum of disease that our tests may encounter when used in clinical practice, as well as the wide range of conditions associated with patients who are suspected of having a particular disease. We extract extensive genomic information from these patient samples using our RNA whole-transcriptome sequencing platform.

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Proprietary Technology and Bioinformatics—For biomarker discovery and product development, we utilize machine learning to select the genomic, clinical or other features from our biorepository that best distinguish the condition we are trying to identify. This enables us to develop high-performing genomic classifiers that can answer specific clinical questions. In addition, our bioinformatics pipelines are built to extract genomic variant content from the same assay to inform therapeutic selection.

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High-Performing Commercial Genomic Tests—With the exception of Prosigna, which competes with a first-to-market test in a highly competitive environment, our genomic tests generally serve large, untapped markets where they are changing the diagnostic and treatment paradigm for patients. The majority of our genomic testing business stems from our CLIA certified laboratory serving the United States market. We believe the nCounter Analysis System affords us the opportunity to adapt our test menu for multiple markets globally, providing flexibility for a global distributed testing model and increased efficiency in our United States-based CLIA lab. Our RNA sequencing platform enables us to offer testing from our CLIA lab for a broad range of gene alterations, which can inform treatment decisions at the time of diagnosis.

We currently offer commercialized genomic tests in four clinical indications that we believe are changing disease diagnosis and patient care. All of our commercial tests are available in the United States and one is available internationally. These include the Afirma® Genomic Sequencing Classifier, or GSC, and the Xpression Atlas, or XA, designed to improve diagnosis of and inform treatment decisions, respectively, for thyroid cancer; the Percepta GSC for lung cancer; the Envisia Genomic Classifier for interstitial lung disease, or ILD, and idiopathic pulmonary fibrosis, or IPF; and the Prosigna Breast Cancer Assay for assessing risk of breast cancer distant recurrence. The Prosigna test is available for use on the nCounter Analysis System internationally and in the United States. Our investigational LymphMark lymphoma subtyping is also intended for use on the nCounter Analysis System and is expected to launch in 2021.

We expect to continue expanding our offerings in thyroid cancer, lung cancer, ILD/IPF, breast cancer and lymphoma, as well as other indications that we believe will benefit from our technology and approach. Our product development pipelines address what we believe to be an over $50 billion annual market opportunity in early detection, diagnosis, staging/prognosis, therapy selection/surgery and disease monitoring across the aforementioned indications. We plan to commercially introduce four products in 2021: Our nasal swab test for early lung cancer detection and our Percepta Genomic Atlas, which, together with the Percepta GSC, form a comprehensive lung cancer portfolio that we believe may improve lung cancer diagnosis and treatment decisions; our Envisia classifier on the nCounter Analysis System for expansion into global markets; and, if the FDA grants our De Novo classification request, our LymphMark lymphoma subtyping test.

We believe our ability to leverage RNA whole-transcriptome sequencing data in large biorepositories of patient-consented samples in oncology and other indications, our strong commercial position in major clinical indications and our global reach, present partnership opportunities for biopharmaceutical companies to enhance their research and development capabilities and for other genomic diagnostics companies to introduce their non-competitive tests to global markets on the nCounter Analysis System.

We have formed several biopharmaceutical partnerships, each focused on our current indications to derive value out of our current business or advance future business. Our collaboration with the Lung Cancer Initiative at Johnson & Johnson, which began in December 2018, has helped advance our pipeline, including the launch in 2019 of our Percepta GSC on our RNA whole-transcriptome sequencing platform and development of the first non-invasive nasal swab test designed for early lung cancer detection. We have recently expanded our program with Johnson & Johnson to potentially develop future tests designed to detect lung disease before cancer develops.

Our partnership with Bayer, announced in December 2020, utilizes our Afirma XA to identify certain thyroid cancer patients with gene alterations who may benefit from targeted therapy. The program builds upon a similar collaboration with Loxo Oncology (now a wholly owned subsidiary of Eli Lilly and Company). We also collaborate with Acerta Pharma, the hematology research and development arm of AstraZeneca, to provide genomic information that will support its development of oncology therapeutics in lymphoma, for which we are developing our LymphMark test.

During 2020, we also announced our first two diagnostic company partnerships—with CareDx in transplantation and MAVIDx in COVID-19 and other infectious diseases. We expect these collaborations to help expand our testing menu on the nCounter Analysis System and provide additional revenue opportunities.

The published evidence supporting our tests demonstrates the robustness of our science and clinical studies, which we believe is key to driving adoption and reimbursement. Patients and physicians can access a more comprehensive list of publications on our website. Over 50 clinical studies covering our products have been published, including three landmark clinical validation papers published in The New England Journal of Medicine for the Afirma and Percepta classifiers, respectively, and in The Lancet Respiratory Medicine for the Envisia classifier. We continue to build upon our extensive library of clinical evidence.

We believe our focus on developing clinically useful tests that change patient care is enabling us to set new standards in genomic test reimbursement. Our genomic classifiers in thyroid cancer, lung cancer and IPF, as well as the Prosigna breast cancer assay, are covered by Medicare. Our Afirma classifier, for use in thyroid cancer diagnosis, is now covered by every major health plan in the United States, which collectively insure more than 275 million people. We are contracted as an in-network service provider to health plans representing over 225 million people in the United States. We believe that our in-network status with private payers will help facilitate private insurer reimbursement for our Percepta and Envisia classifiers. The Prosigna test is covered by leading private payers in the United States and is widely reimbursed by government and private payers in the countries where it is available.

Patients access our tests through their physician. Our Afirma, Percepta and Envisia tests are used as part of the diagnostic process and genomic testing services are performed in our CLIA laboratory located in San Francisco, California and marketed as laboratory developed tests. We perform slide preparation and staining for cytopathology on fine needle aspiration samples, for use with Afirma testing, in our reference laboratory in Austin, Texas. The Prosigna test is an FDA-cleared in vitro diagnostic test that is performed on the nCounter Analysis System in laboratories worldwide, as well as in the United States.

Recent Developments

Decipher Biosciences’ Business

Decipher Biosciences, Inc., a Delaware corporation, or Decipher, is a commercial-stage precision oncology company, with a focus in urologic oncology specific to prostate and bladder cancers. Decipher’s novel prostate cancer genomic testing products, Decipher Biopsy and Decipher RP, provide valuable information about the underlying biology of a patient’s tumor, assisting physicians in their selection of an optimal therapy. Decipher’s differentiated approach measures the biological activity of a patient’s entire tumor genome, known as whole transcriptome analysis, and applies proprietary machine learning algorithms to help physicians improve therapy selection and accelerate adoption of new therapies into the standard of care. Collectively, Decipher’s genomic tests have been used by more than 3,200 urologists and radiation oncologists, and at all 28 National Comprehensive Cancer Network, or NCCN, centers in the United States. Decipher’s prostate cancer products are covered by Medicare in nine clinical indications, representing the entire known spectrum of localized, regional and biochemically recurrent prostate cancer. Six of Decipher’s clinical indications received Medicare coverage in 2020. Decipher’s whole transcriptome analysis of clinical patient samples from its commercial channel and its participation in practice-changing clinical trials has allowed it to build and expand the Decipher GRID database, one of the largest and best-annotated urologic cancer genomic databases in the world. Decipher leverages Decipher GRID internally to expand its portfolio of innovative products. Additionally, Decipher is partnering with investigators and pharmaceutical companies to identify patient populations which would benefit from earlier use of proprietary drugs or combination therapeutic strategies, or that are candidates for novel therapeutics.

Decipher has developed a portfolio of genomic testing products designed to guide therapy selection across the prostate cancer care continuum. The worldwide prostate cancer therapeutic market is one of the fastest growing cancer therapeutic markets of the decade and grew from approximately $2.0 billion in 2010 to an estimated $10.0 billion in 2019. Decipher estimates that its therapy-directing genomic tests have a potential aggregate market opportunity of approximately $2.0 billion across urologic cancers. Decipher’s product portfolio is summarized below:

1	Based on 2020 estimates by Global Data.

2

Represents patients who are eligible for new drug therapy, including first-, second-, and third-line therapies. Includes patients at diagnosis and patients that progress from BCR to mCRPC, mHSPC to mCRPC, and nmCRPC to mCRPC.

3	Draft LCD DL38647 published 5/21/2020, expected to be final and effective in 2021.
4	Decipher is covered by numerous regional and select international payors and is actively pursuing additional coverage.

Decipher Biosciences Merger

On February 2, 2021, we entered into an Agreement and Plan of Merger, or Merger Agreement, with Delight Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of ours, or Delight Merger Sub I, Delight Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of ours, or Delight Merger Sub II, Decipher, and Fortis Advisors LLC, as the stockholders’ agent.

Pursuant to the terms of the Merger Agreement, Delight Merger Sub I will merge with and into Decipher and Decipher shall survive and become a wholly owned subsidiary of ours, which we refer to as the First Merger. Promptly following consummation of the First Merger, Decipher will merge with and into Delight Merger Sub II, with Merger Sub II surviving as a wholly owned subsidiary of ours, which, together with the First Merger, we refer to as the Merger.

We have agreed to acquire Decipher for $250.0 million in cash and up to $350.0 million in shares of our common stock. The number of shares of our common stock to be issued in the Merger is based on a fixed price of $54.30 per share, resulting in a maximum issuance of approximately 6.45 million shares of our common stock. However, without changing the total consideration paid at closing, we have the option, at our sole discretion, until the earlier of March 15, 2021 and the fourth business day following the closing of this offering, to substitute cash in lieu of shares in any amount up to the entire stock consideration of $350 million. We have agreed to register the stock consideration, if any, on a Registration Statement on Form S-4 to be filed by March 1, 2021. The purchase price for the Merger is subject to customary adjustments for Decipher’s transaction expenses, cash, indebtedness and the aggregate exercise price of Decipher’s outstanding stock options.

The Merger Agreement contains customary representations, warranties, covenants and agreements of Decipher and Veracyte. The closing of the transaction contemplated by the Merger Agreement is anticipated to occur by May 2021 and is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Merger Agreement also provides customary termination rights to each of the parties.

Tina S. Nova, Ph.D., the President and Chief Executive Officer of Decipher, was previously a member of our board of directors. Dr. Nova was not involved in our deliberations regarding the transaction and has resigned from our board of directors in connection with the transaction. Upon the closing of the Merger, we anticipate that Dr. Nova will serve as the general manger for our urologic cancers business unit.

Preliminary Unaudited Financial Update

Veracyte

On February 3, 2021, we announced that we expect to report that we generated total revenue of between $34.0 million and $35.0 million, and that our product and testing volume was 13,130 tests, in each case for the three months ended December 31, 2020. We also expect to report total revenue of between $117.0 million and $118.0 million, and product and testing volume of 44,489 tests, in each case for the full year ended December 31, 2020.

These total revenue amounts are preliminary, have not been audited and are subject to change in connection with the completion of our financial statements for the year ended December 31, 2020. In addition, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. Accordingly, you should not place undue reliance on this information. Additional information and disclosures would be required for a more complete understanding of our financial position and results of operations as of, and for the period ended on, December 31, 2020.

Decipher

For the year ended December 31, 2020, Decipher achieved positive cash flows from operating activities. In addition, the table below presents certain financial and operating information for Decipher, including certain preliminary unaudited information for the three months ended December 31, 2020 (in thousands, except genomic testing data):

	Year Ended December 31,		Nine Months Ended September 30,		Three Months Ended December 31*,
	2018	2019	2019	2020	2020
			(unaudited)
Total Revenue	$12,071	$16,524	$10,675	$27,412	$11,750 – 12,250
Genomic Testing Volume	10,655	11,538	8,123	11,812	3,700 – 4,700

*

Revenue amounts for the three months ended December 31, 2020 amounts are preliminary, have not been audited and are subject to change in connection with the completion of Decipher’s financial statements for the year ended December 31, 2020. In addition, neither our or Decipher’s independent registered public accounting firm express an opinion or any other form of assurance with respect thereto. Accordingly, you should not place undue reliance on this information. Additional information and disclosures would be required for a more complete understanding of Decipher’s financial position and results of operations as of, and for the period ended on, December 31, 2020.

Company Information

We were incorporated in the state of Delaware on August 15, 2006 as Calderome, Inc. Calderome, Inc. operated as an incubator until early 2008. We changed our name to Veracyte, Inc. in March 2008. Our principal executive offices are located at 6000 Shoreline Court, Suite 300, South San Francisco, California 94080 and our telephone number is (650) 243-6300. Our website address is www.veracyte.com. We do not incorporate the information on, or accessible through, our website into this prospectus supplement or the accompanying prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer	Veracyte, Inc.

Common stock we are offering	6,151,007 shares.

Common stock to be outstanding after the offering	63,964,840 shares (or 64,887,491 shares if the underwriters exercise in full their option to purchase additional shares of our common stock).

Option to purchase additional shares	We have granted the underwriters a 30-day option to purchase an additional 922,651 shares of our common stock.

Use of proceeds	We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to finance some or all of the aggregate purchase price of $600.0 million for our acquisition of Decipher. We intend to use the remaining net proceeds of this offering, if any, for working capital and other general corporate purposes, which may include acquisitions or investments in complementary businesses, technologies or other assets, although we have no present commitments or agreements to do so (other than with respect to Decipher). This offering is not conditioned upon the closing of the Merger. If the Merger does not close, we will have broad discretion as to the use of proceeds from this offering. See the section entitled “Use of Proceeds.”

Risk factors	See the section entitled “Risk Factors” for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Nasdaq Global Market symbol	“VCYT”

The number of shares of common stock to be outstanding immediately after this offering is based on 57,813,833 shares outstanding as of September 30, 2020 and excludes:

•	4,412,050 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2020, with a weighted-average exercise price of $14.68 per share;

•	50,000 shares of our common stock issuable upon the exercise of stock options granted after September 30, 2020, with a weighted-average exercise price of $47.34 per share;

•

742,227 shares of common stock issuable upon the settlement of restricted stock units, or RSUs, and 125,000 shares of common stock issuable upon the settlement of performance stock units, or PSUs, in each case, outstanding as of September 30, 2020;

•	49,350 shares of common stock issuable upon the settlement of RSUs granted after September 30, 2020;

•

up to 6,445,672 shares of common stock issuable in connection with our acquisition of Decipher, subject to reduction pursuant to our option, as described under “Prospectus Supplement Summary—Recent Developments—Decipher Biosciences Merger;”

•	2,936,958 shares of common stock reserved for future issuance under our 2013 Stock Incentive Plan, as amended; and

•	1,522,653 shares of common stock reserved for future issuance under our Amended and Restated Employee Stock Purchase Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or settlement of the outstanding stock options, RSUs, PSUs or other equity awards described above and no exercise by the underwriters of their option to purchase additional shares.

RISK FACTORS

Investing in shares of our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 incorporated by reference in this prospectus supplement and the accompanying prospectus, any amendment or update thereto reflected in our subsequent filings with the SEC, and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to our Acquisition of Decipher

The pending acquisition of Decipher may present many risks and we may not realize the strategic and financial goals that were contemplated at the time we entered into the Merger Agreement.

Risks we may face in connection with the pending acquisition and subsequent integration of Decipher include:

•	The closing of the acquisition could be delayed or not consummated, including in the event that the closing conditions are not satisfied or waived or we or Decipher terminate the Merger Agreement;

•	We may not realize the benefits we expect to receive from the transaction, such as anticipated synergies and an enhanced menu of genomic tests;

•

The closing conditions to the acquisition may not be satisfied or waived, including that the expiration or termination of the applicable waiting period may not be satisfied or waived under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•	We may have difficulties managing Decipher’s products and tests or retaining key personnel from Decipher;

•

The acquisition may not further our business strategy as we expected, we may not successfully integrate Decipher as planned, there could be unanticipated adverse impacts on Decipher’s business, or we may otherwise not realize the expected return on our investments, which could adversely affect our business or operating results and potentially cause impairment to assets that we record as a part of an acquisition including intangible assets and goodwill;

•

The Merger Agreement does not provide for post-closing indemnification protection related to pre-closing Decipher operations and, therefore, we may incur unforeseen costs as a result of Decipher’s pre-closing activities, over which we have limited control, including Decipher’s breach of the covenants contained in the Merger Agreement;

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Our operating results or financial condition may be adversely impacted by (i) claims or liabilities related to Decipher’s business including, among others, claims from U.S. or international regulatory or other governmental agencies, terminated employees, current or former customers or business partners, or other third parties; (ii) pre-existing contractual relationships of Decipher that we would not have otherwise entered into, the termination or modification of which may be costly or disruptive to our business; (iii) unfavorable accounting treatment as a result of Decipher’s practices; and (iv) intellectual property claims or disputes;

•

Decipher was not required to maintain an internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes-Oxley Act of 2002. The costs that we may incur to implement such controls and procedures may be substantial and we could encounter unexpected delays and challenges in this implementation. In addition, we may discover significant deficiencies or material weaknesses in the quality of Decipher’s financial and disclosure controls and procedures;

•

Decipher operates in segments of the diagnostic market that we have less experience with, including urology, and our further expansion of operations into these areas could present various integration challenges and result in increased costs and other unforeseen challenges; and

•

We may fail to identify or assess the magnitude of certain liabilities, shortcomings or other circumstances prior to acquiring Decipher, which could result in unexpected litigation or regulatory exposure, unfavorable accounting treatment, a diversion of management’s attention and resources, and other adverse effects on our business, financial condition, and operating results.

The occurrence of any of these risks could have a material adverse effect on our business, financial condition, and operating results.

Risks Related to This Offering

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in your investment. In addition, we may issue additional equity or equity-linked securities in the future, which may result in additional dilution to you.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Based on the public offering price of $             per share, and our net tangible book value as of September 30, 2020 of approximately $6.21 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $             per share, representing the difference between the public offering price and the as adjusted net tangible book value per share of our common stock as of September 30, 2020 after giving effect to this offering, and excluding our payment to Deciphers’ stockholders of up to $600.0 million in cash in connection with the Merger as described in the section entitled “Use of Proceeds.” See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

In addition, under the Merger Agreement, we have agreed to issue up to 6,445,672 shares of our common stock as consideration for the Merger, which, unless we elect to pay such amount on a dollar-for-dollar basis with cash, as permitted under the Merger Agreement, would result in further dilution to you.

Finally, we have a significant number of stock options to purchase common stock, RSUs and PSUs outstanding, and may choose to issue additional common stock, or securities convertible into or exchangeable for common stock, in the future. In the event that the outstanding stock options, RSUs or PSUs are exercised or settled, or that we make additional issuances of common stock or other convertible or exchangeable securities, you could experience additional dilution. Furthermore, we cannot assure you that we will be able to issue shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our securities in the future may have rights superior to investors purchasing shares in this offering.

Future sales of shares of our common stock by our existing stockholders could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. Further, we have a significant number of stock options and

RSUs and PSUs outstanding. As of September 30, 2020, we had 57,813,833 shares of outstanding common stock, of which approximately 395,936 shares and an additional 3,290,231 shares underlying stock options, RSUs and PSUs are subject to restrictions on transfer under 60-day lock-up arrangements with the underwriters of this offering. These shares will become eligible for public sale at the expiration of the lock-up period, subject to vesting requirements and volume limitations applicable to affiliates. If a substantial number of shares of common stock, including shares of common stock underlying outstanding stock options, RSUs and PSUs, are sold, or if it is perceived that they will be sold, in the public market, it could have an adverse impact on the market price of our common stock.

In addition, under the Merger Agreement, we have agreed to register the up to 6,445,672 shares of our common stock as consideration payable to Decipher, on a Registration Statement on Form S-4 to be filed by March 1, 2021. In the event we issue such shares in the form of our common stock, and do not elect to pay such amount in cash, following the closing of the Merger, such shares would be freely tradeable by any stockholders of Decipher that are not our affiliates.

Furthermore, certain of our directors and executive officers have adopted, and other directors and executive officers may in the future adopt, written trading plans that are intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or Exchange Act, under which they have contracted, or may in the future contract, with a broker to sell shares of our common stock. Sales of substantial amounts of our common stock in the public markets during the lock-up period pursuant to existing Rule 10b5-1 plans or pursuant to new Rule 10b5-1 plans following the expiration of the lock-up period or otherwise, or the perception that these sales could occur, could cause the market price of our common stock to decline. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. This offering is not conditioned upon the closing of the Merger. If the Merger does not close, we will have broad discretion as to the use of proceeds from this offering. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, the words “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “continuing,” “ongoing,” and similar expressions are intended to identify forward-looking statements. These are statements that relate to future events and include, but are not limited to, statements regarding the pending acquisition of Decipher; statements regarding the expected timing for completion of the Merger; statements related to the expected benefits of the Merger, including but not limited to, the acceleration of our revenue and path to profitability, the accretiveness to our gross margin, and the expansion of our total addressable market opportunity; statements regarding our cash position as of December 31, 2020 and our and Decipher’s total revenue and genomic test volume for 2020; statements regarding our and Decipher’s product pipeline and anticipated and expected launch dates; statements regarding the commercial launch of the Decipher Bladder test and its kidney cancer test, the breadth and depth of our product offerings in cancer diagnostic testing, and the ability of Decipher GRID to augment our biorepositories; our ability to secure all required regulatory approvals and prevent any delay in closing the transaction or the possibility of non-consummation of the Merger; our ability to avoid stockholder litigation in connection with the Merger; our ability to retain Decipher employees and to successfully integrate the Decipher business; risks inherent in the achievement of anticipated synergies and the timing thereof; our expectations with respect to our future research and development, general and administrative and selling and marketing expenses and our anticipated uses of our funds; the impact of the COVID-19 pandemic on our business and the U.S. and global economies; our expectations regarding the return to pre-COVID-19 volume and revenue levels; our beliefs with respect to the optimization of our processes for the analysis of RNA samples; our integration of the assets acquired from NanoString; our ability to deploy the nCounter Analysis System successfully and run our tests on this platform worldwide; our beliefs with respect to the optimization of our processes for the analysis of RNA samples; our collaboration with Johnson & Johnson; our belief in the importance of maintaining libraries of clinical evidence; our expectations regarding the nasal swab classifier for early lung cancer detection, the Percepta Lung Cancer Atlas, the Envisia classifier on the nCounter system and the LymphMark lymphoma subtyping test; our expectations regarding our diagnostic company partnerships with CareDx and MAVIDx; our ability to have the targeted Atlas platform transferred to our pulmonology indications; our expectations regarding the Percepta Lung Cancer Atlas; our expectations regarding capital expenditures; our anticipated cash needs and our estimates regarding our capital requirements; the timing and success of our transition to a single platform for all of our classifiers and tests; our ability to maintain Medicare coverage for each of our tests; our need for additional financing; potential future sources of cash; our business strategy and our ability to execute our strategy; our ability to achieve and maintain reimbursement from third-party payers at acceptable levels and our expectations regarding the timing of reimbursement; the estimated size of the global markets for our tests; the estimated number of patients who receive uncertain diagnoses who are candidates for our test; the attributes and potential benefits of our tests and any future tests we may develop to patients, physicians and payers; the factors we believe drive demand for and reimbursement of our tests; our ability to sustain or increase demand for our tests; our intent to expand into other clinical areas; our ability to develop new tests, and the timeframes for development or commercialization; our ability to get our data and clinical studies accepted in peer-reviewed publications; our dependence on and the terms of our agreement with Thyroid Cytopathology Partners, and on other strategic relationships, and the success of those relationships; our beliefs regarding our laboratory capacity; the potential for future clinical studies to contradict or undermine previously published clinical study results; the applicability of clinical results to actual outcomes; our expectations regarding our international expansion; the occurrence, timing, outcome or success of clinical trials or studies; the ability of our tests to impact treatment decisions; our beliefs regarding our competitive position; our compliance with federal, state and international regulations; the potential impact of regulation of our tests by the Food and Drug Administration or other regulatory bodies; the impact of new or changing policies, regulation or legislation, or of judicial decisions, on our business; the impact of seasonal fluctuations and economic conditions on our business; our belief that we have taken reasonable steps to protect our intellectual property; our belief that our intellectual property will develop and maintain our competitive position; the impact of accounting pronouncements and our critical accounting policies, judgments, estimates, models and assumptions on our financial results; and anticipated trends and challenges in our business and the markets in which we operate. We caution you that the foregoing list does not contain all of the forward-looking statements made herein.

Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus, or any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus speaks only as of the date on which it was made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

You should read this prospectus supplement, the accompanying prospectus, and the documents that we reference in this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus supplement, the accompanying prospectus, and the documents that we reference in this prospectus and the accompanying prospectus also contain statistical data and estimates that we obtained from industry publications and reports. These publications typically indicate that they have obtained their information from sources they believe to be reliable, but do not guarantee the accuracy and completeness of their information. You are cautioned not to give undue weight to those data and estimates. Projections, assumptions and estimates of future performance are necessarily subject to risks and uncertainties that could cause actual results to differ materially.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 6,151,007 shares of our common stock in this offering, at an assumed public offering price of $65.03 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on February 2, 2020, will be approximately $375.3 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses we expect to pay. If the underwriters exercise their option to purchase additional shares in full, we estimate that our net proceeds will be approximately $431.7 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses we expect to pay.

We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to finance some or all of the aggregate purchase price of $600.0 million for our acquisition of Decipher. We intend to use the remaining net proceeds of this offering, if any, for working capital and other general corporate purposes, which may include acquisitions or investments in complementary businesses, technologies or other assets, although we have no present commitments or agreements to do so (other than with respect to Decipher). This offering is not conditioned upon the closing of the Merger. If the Merger does not close, we will have broad discretion as to the use of proceeds from this offering. As a result, investors will be relying on our judgment regarding the application of the net proceeds of this offering. Pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Each $1.00 increase (decrease) in the assumed public offering price of $65.03 per share would increase (decrease) the net proceeds to us from this offering by approximately $5.8 million, assuming that the number of shares offered by us, as set forth on the cover page of this preliminary prospectus supplement, remains the same, and after deducting the estimated underwriting discounts and commissions. Each increase (decrease) of 1.0 million shares in the number of shares of common stock offered by us would increase (decrease) the net proceeds to us from this offering by approximately $61.1 million, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the price per share of our common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of September 30, 2020 was approximately $358.8 million, or $6.21 per share of our common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of our common stock outstanding.

After giving effect to the sale by us of 6,151,007 shares of our common stock at the public offering price of $             per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses, and excluding our payment to Deciphers’ stockholders of up to $600.0 million in cash in connection with the Merger as described in the section entitled “Use of Proceeds,” our as adjusted net tangible book value as of September 30, 2020 would have been approximately $             million, or $         per share of our common stock. This represents an immediate increase in the net tangible book value of $         per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $             per share to new investors.

The following table illustrates this per share dilution:

Public offering price per share			$
Net tangible book value per share as of September 30, 2020		$6.21
Increase in as adjusted net tangible book value per share attributable to new investors	$

As adjusted net tangible book value per share after this offering			$

Dilution per share to new investors participating in this offering			$

If the underwriters exercise in full their option to purchase up to 922,651 additional shares from us at the public offering price of $             per share, the as adjusted net tangible book value per share after this offering would be $             per share and the dilution to new investors participating in this offering would be $             per share.

The calculations above are based on 57,813,833 shares outstanding as of September 30, 2020 and exclude:

•	4,412,050 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2020, with a weighted-average exercise price of $14.68 per share;

•	50,000 shares of our common stock issuable upon the exercise of stock options granted after September 30, 2020, with a weighted-average exercise price of $47.34 per share;

•

742,227 shares of common stock issuable upon the settlement of restricted stock units, or RSUs, and 125,000 shares of common stock issuable upon the settlement of performance stock units, or PSUs, in each case, outstanding as of September 30, 2020;

•	49,350 shares of common stock issuable upon the settlement of RSUs granted after September 30, 2020;

•

up to 6,445,672 shares of common stock issuable in connection with our acquisition of Decipher, subject to reduction pursuant to our option, as described under “Prospectus Supplement Summary—Recent Developments—Decipher Biosciences Merger;”

•	2,936,958 shares of common stock reserved for future issuance under our 2013 Stock Incentive Plan, as amended; and

•	1,522,653 shares of common stock reserved for future issuance under our Amended and Restated Employee Stock Purchase Plan.

To the extent that any outstanding stock options have been or may be exercised, RSUs or PSUs are settled or other shares are issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to issue additional common stock, or securities convertible into or exchangeable for common stock, in the future. The issuance of these securities could result in further dilution to investors participating in this offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. On November 3, 2017, we entered into a loan and security agreement, or Loan and Security Agreement, with Silicon Valley Bank. The Loan and Security Agreement restricts our ability to pay cash dividends on our common stock, and we may also enter into credit agreements or other borrowing arrangements in the future that will further restrict our ability to declare or pay cash dividends on our common stock. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the alternative minimum tax or Medicare contribution tax on net investment income and does not discuss state, local, U.S. federal gift and estate tax laws, except to the limited extent provided below, or any non-U.S. tax consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances.

Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Internal Revenue Code of 1986, as amended, or Code, such as:

•	insurance companies, banks and other financial institutions;

•	tax-exempt organizations (including private foundations) and tax-qualified retirement plans;

•	foreign governments and international organizations;

•	broker-dealers and traders in securities;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons who acquired our common stock as compensation for services;

•	persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code;

•	persons that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy;

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes);

•

partnerships and other pass-through entities, and investors in such pass-through entities or entities that are treated as disregarded entities for U.S. federal income tax purposes (regardless of their places of organization or formation); and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

Such Non-U.S. Holders are urged to consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly retroactively, and are subject to differing interpretations which could result in U.S. federal income tax consequences different from those discussed below. We have not requested and will not request a ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or will not take a contrary position regarding the tax consequences of the acquisition, ownership, and disposition of our common stock, or that any such contrary position would not be sustained by a court.

PERSONS CONSIDERING THE PURCHASE OF OUR COMMON STOCK PURSUANT TO THIS OFFERING SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, INCLUDING ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES OR ANY U.S. FEDERAL NON-INCOME TAX CONSEQUENCES, AND THE POSSIBLE APPLICATION OF TAX TREATIES.

For the purposes of this discussion, a “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock other than a U.S. Holder or a partnership for U.S. federal income tax purposes. A “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States (as determined under U.S. federal income tax rules), (b) a corporation (or any other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are an individual non-U.S. citizen, you may, in some cases, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. Generally, for this purpose, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year, are counted.

Resident aliens are generally subject to U.S. federal income tax as if they were U.S. citizens. Individuals who are uncertain of their status as resident or nonresident aliens for U.S. federal income tax purposes are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the ownership or disposition of our common stock.

Distributions

We do not expect to declare or make any distributions on our common stock in the foreseeable future. If we do make distributions on our common stock, however, such distributions made to a Non-U.S. Holder will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a Non-U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock as described below under the section titled “—Gain on Disposition of our Common Stock.”

Any distribution on our common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide us with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you should consult with your tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons, unless a specific treaty exemption applies. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is generally imposed at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

See also the section below entitled “—Foreign Accounts” for additional withholding rules that may apply to dividends paid to foreign financial institutions or non-financial foreign entities.

Gain on Disposition of Our Common Stock

Subject to the discussion below under the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock unless (a) the gain is effectively connected with a trade or business of the holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) we are or have been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or the holder’s holding period in the common stock.

If you are a Non-U.S. Holder described in (a) above, you will be required to pay tax on the net gain derived from the sale at the regular graduated U.S. federal income tax rates applicable to U.S. persons, unless a specific treaty exemption applies. Corporate Non-U.S. Holders described in (a) above may also be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are an individual Non-U.S. Holder described in (b) above, you will be required to pay a flat 30% tax on the gain derived from the sale, which gain may be offset by certain U.S. source capital losses (even though you are not considered a resident of the United States), provided you have timely filed U.S. federal income tax returns with respect to such losses. With respect to (c) above, in general, we would be a U.S. real property holding corporation if interests in U.S. real estate comprised (by fair market value) at least half of the sum of our worldwide real estate assets plus our business assets. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation. However, there can be no assurance that we will not become a U.S. real property holding corporation in the future. Even if we are treated as a U.S. real property holding corporation, gain realized by a Non-U.S. Holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly or constructively, no more than five percent of our common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the holder’s holding period and (2) our common stock is regularly traded on an established securities market. There can be no assurance that our common stock will qualify as regularly traded on an established securities market.

U.S. Federal Estate Tax

The estates of nonresident alien individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our common stock will be U.S. situs property and therefore will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the United States and the decedent’s country of residence provides otherwise. The terms “resident” and “nonresident” are defined differently for U.S. federal estate tax purposes than for U.S. federal income tax purposes. Investors are urged to consult their tax advisors regarding the U.S. federal estate tax consequences of the ownership or disposition of our common stock.

Backup Withholding and Information Reporting

Generally, we or certain financial middlemen must report information to the IRS with respect to any distributions (including any dividends) we make on our common stock including the amount of any such distributions, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such distributions are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person.

Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or non-U.S., unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or otherwise meets documentary evidence requirements for establishing Non-U.S. Holder status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. If backup withholding is applied to you, you should consult with your tax advisor to determine whether you have overpaid your U.S. federal income tax, and whether you are able to obtain a tax refund or credit of the overpaid amount.

Foreign Accounts

In addition to, and separately from, the withholding rules described above, U.S. federal withholding taxes at a rate of 30% may apply under the law commonly known as the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments, including dividends, made to (A) a “foreign financial institution” (as defined for this purpose) unless such institution (i) is exempt from FATCA withholding pursuant to an applicable intergovernmental agreement between the jurisdiction in which it is located and the United States, (ii) enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such institution or (iii) meets other exemptions or (B) a “non-financial foreign entity” (as defined for this purpose), unless such entity (i) is exempt from FATCA withholding pursuant to an applicable intergovernmental agreement between the jurisdiction in which it is located and the United States, (ii) provides the withholding agent with a certification identifying any “substantial U.S. owners” of the entity (as defined for this purpose), (iii) certifies that it does not have any substantial U.S. owners or (iv) meets other exemptions. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under applicable Treasury Regulations and IRS guidance, FATCA withholding as described above currently applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of common stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds. The preamble to the proposed Treasury Regulations specifies that taxpayers are permitted to rely on such proposed regulations pending finalization.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS SUCH AS ESTATE AND GIFT TAX.

UNDERWRITING

We and the underwriters named below will enter into an underwriting agreement with respect to the shares of our common stock being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares of our common stock indicated in the following table. Goldman Sachs & Co. LLC and SVB Leerink LLC are the representatives of the underwriters.

Underwriter	Number of Shares
Goldman Sachs & Co. LLC
SVB Leerink LLC
William Blair & Company, L.L.C.
BTIG, LLC
Needham & Company, LLC
Lake Street Capital Markets, LLC

Total	6,151,007

The underwriters are committed to take and pay for all of the shares of our common stock being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy up to an additional 922,651 shares of our common stock from us. They may exercise that option for 30 days. If any shares of our common stock are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 922,651 additional shares of our common stock.

Paid by the Company	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

Shares of our common stock sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus. Any shares of our common stock sold by the underwriters to securities dealers may be sold at a discount of up to $ per share from the public offering price. The offering of the shares of our common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $730,000. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $15,000.

We and our executive officers and directors have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any shares of our common stock or securities convertible into or exchangeable for shares of our common stock during the period from the date of this prospectus continuing through the date 60 days after the date of this prospectus, except with the prior written consent of the representatives. This agreement does not apply to any existing employee benefit plans. Except for customary lock-up exceptions, including an exception allowing our directors and officers to make sales under preexisting 10b5-1 plans, there are no existing agreements between the underwriters and any of our stockholders who have executed a lock-up agreement providing consent to the sale of shares prior to the expiration of the lock-up period.

Our common stock is currently listed on The Nasdaq Global Market under the symbol “VCYT.”

In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares of our common stock for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on The Nasdaq Global Market, in the over-the-counter market or otherwise.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons or entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

European Economic Area and United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Representatives for any such offer; or

•

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of Shares shall require the company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom, prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority in accordance with the UK Prospectus Regulation, except that it may make an offer to the public in the United Kingdom of any Shares at any time under the following exemptions under the UK Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the Representatives for any such offer; or

•	in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation,

provided that no such offer of Shares shall require the company or any Manager to publish a prospectus pursuant to Article 3 under the UK Prospectus Regulation.

In the United Kingdom, the offering is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

For the purposes of this provision, the expression an “offer to the public” in relation to the Shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offering and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “UK Prospectus Regulation” means the UK version of Regulation (EU) No 2017/1129 as amended by The Prospectus (Amendment etc.) (EU Exit) Regulations 2019, which is part of UK law by virtue of the European Union (Withdrawal) Act 2018.

Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration

Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the common shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Israel

In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (“Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 – 1968, subject to certain conditions (“Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli

Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (1) for its own account; (2) for investment purposes only; and (3) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

Switzerland

The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Fenwick & West LLP, San Francisco, California. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham  & Watkins LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus are part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the Internet is http://www.sec.gov. The information on the SEC’s website is not part of this prospectus supplement or the accompanying prospectus, and any references to this website or any other website are inactive textual references only.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus supplement and accompanying prospectus:

•

our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February  25, 2020, including certain information incorporated by reference therein from our Definitive Proxy Statement for our 2020 annual meeting of stockholders filed with the SEC on April 24, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 6, 2020, July 30, 2020, and November 2, 2020, respectively;

•

our Current Report on Form 8-K/A filed with the SEC on February 18, 2020, and our Current Reports on Form 8-K filed with the SEC on February  25, 2020, March  2, 2020, April 14, 2020,  June  9, 2020, July 27, 2020,  August 5, 2020,  November 17, 2020,  December 16, 2020,  January  25, 2021 and February 3, 2021 (except that any portions thereof which are furnished and not filed shall not be deemed incorporated); and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 28, 2013 under Section  12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including any amendment or report filed for the purposes of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 25, 2020.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus supplement and the accompanying prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Veracyte, Inc., 6000 Shoreline Court, Suite 300, South San Francisco, California 94080 and (650) 243-6300. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may obtain a free copy of these reports on the Investor Relations section of our website, www.veracyte.com.

PROSPECTUS

VERACYTE, INC.

Common Stock, Preferred Stock,

Debt Securities, Warrants,

Subscription Rights and Units

We may, from time to time, offer and sell common stock, preferred stock, debt securities, warrants, subscription rights, and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings. The preferred stock, debt securities and warrants may be convertible into or exercisable or exchangeable for common or preferred stock or debt securities. The subscription rights may be exercisable for common or preferred stock. We will specify in an accompanying prospectus supplement more specific information about any such offering.

In addition, certain selling securityholders to be identified in a prospectus supplement may use this prospectus from time to time to offer shares of our common stock. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of common stock by the selling securityholders.

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities. Neither we nor any selling securityholders may use this prospectus to sell securities unless it includes a prospectus supplement.

Our common stock is listed on The Nasdaq Global Market under the symbol “VCYT.”

Investing in our securities involves risks. See the section entitled “Risk Factors” on page 4 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated or deemed incorporated by reference into this prospectus.

The securities described in this prospectus may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution” on page 19. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state regulators have approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 3, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the SEC, using a “shelf” registration, or continuous offering, process under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings, and selling securityholders may sell our common stock from time to time in one or more offerings.

This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or the selling securityholders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, the accompanying prospectus supplement and any free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We and the selling securityholders have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, operating results and prospects may have changed materially since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “Veracyte,” the “company,” “we,” “us” and “our” refer to Veracyte, Inc.

Veracyte, Afirma, Percepta, Envisia, Prosigna, Know by Design and the Veracyte, Afirma, Percepta, Envisia and Prosigna logos, among others, are our registered trademarks in the United States and other countries. We also have common law rights and pending trademark applications for LymphMark and More About You. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus and the information incorporated by reference in this prospectus, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision.

Company Overview

We are a global genomic diagnostics company that improves patient care by answering important clinical questions to inform diagnosis and treatment decisions throughout the patient journey in cancer and other diseases. Our growing menu of tests leverages advances in genomic science and machine learning technology to change care for patients, enabling them to avoid risky, costly procedures and reduce time to appropriate treatment. In addition to making our genomic tests available in the United States through our central laboratory, our exclusive license to the nCounter Analysis System, which we believe to be a best-in-class diagnostics platform, positions us to deliver our tests to patients worldwide through laboratories and hospitals that can perform the tests locally. We estimate that our current and near-term pipeline products address an estimated $10 billion global market and that our longer-term pipeline products will enable us to address an estimated $50 billion global market.

We design our tests to answer critical questions in the diagnosis, prognosis and treatment of cancer and other diseases and improve patient outcomes. We deliver clinical and economic utility to patients, physicians and payers, thereby helping to eliminate unnecessary costs burdening the healthcare system. We position our tests to integrate seamlessly into the way physicians currently evaluate patients in order to facilitate adoption.

We develop our genomic tests using advanced scientific methods, such as ribonucleic acid, or RNA, whole-transcriptome sequencing and machine learning, and then optimize the assays and classifiers for the platform on which the test will be performed. Historically, we have utilized RNA sequencing methods performed in our CLIA laboratory in South San Francisco, California. Beginning in 2021, we expect to adapt select tests to be performed on the nCounter Analysis System for international distribution of our tests.

We believe our powerful scientific platform provides multiple vectors to create value for patients, providers and payers, as well as stockholders, and to help advance precision medicine:

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Unique Biorepositories—When we develop new tests, we build extensive, robust biorepositories of patient-consented samples and well-curated clinical, radiological, outcome and other information from Institutional Review Board-approved clinical trials to inform our discovery and validation efforts. Our biorepositories are designed to encompass the broad spectrum of disease that our tests may encounter when used in clinical practice, as well as the wide range of conditions associated with patients who are suspected of having a particular disease. We extract extensive genomic information from these patient samples using our RNA whole-transcriptome sequencing platform.

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Proprietary Technology and Bioinformatics—For biomarker discovery and product development, we utilize machine learning to select the genomic, clinical or other features from our biorepository that best distinguish the condition we are trying to identify. This enables us to develop high-performing genomic classifiers that can answer specific clinical questions. In addition, our bioinformatics pipelines are built to extract genomic variant content from the same assay to inform therapeutic selection.

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High-Performing Commercial Genomic Tests—With the exception of Prosigna, which competes with a first-to-market test in a highly competitive environment, our genomic tests generally serve large, untapped markets where they are changing the diagnostic and treatment paradigm for patients. The majority of our genomic testing business stems from our CLIA certified laboratory serving the

United States market. We believe the nCounter Analysis System affords us the opportunity to adapt our test menu for multiple markets globally, providing flexibility for a global distributed testing model and increased efficiency in our United States-based CLIA lab. Our RNA sequencing platform enables us to offer testing from our CLIA lab for a broad range of gene alterations, which can inform treatment decisions at the time of diagnosis.

We currently offer commercialized genomic tests in four clinical indications that we believe are changing disease diagnosis and patient care. All of our commercial tests are available in the United States and one is available internationally. These include the Afirma® Genomic Sequencing Classifier, or GSC, and the Xpression Atlas, or XA, designed to improve diagnosis of and inform treatment decisions, respectively, for thyroid cancer; the Percepta GSC for lung cancer; the Envisia Genomic Classifier for interstitial lung disease, or ILD, and idiopathic pulmonary fibrosis, or IPF; and the Prosigna Breast Cancer Assay for assessing risk of breast cancer distant recurrence. The Prosigna test is available for use on the nCounter Analysis System internationally and in the United States. Our investigational LymphMark lymphoma subtyping is also intended for use on the nCounter Analysis System and is expected to launch in 2021.

We believe our focus on developing clinically useful tests that change patient care is enabling us to set new standards in genomic test reimbursement. Our genomic classifiers in thyroid cancer, lung cancer and IPF, as well as the Prosigna breast cancer assay, are covered by Medicare. Our Afirma classifier, for use in thyroid cancer diagnosis, is now covered by every major health plan in the United States, which collectively insure more than 275 million people. We are contracted as an in-network service provider to health plans representing over 225 million people in the United States. We believe that our in-network status with private payers will help facilitate private insurer reimbursement for our Percepta and Envisia classifiers. The Prosigna test is covered by leading private payers in the United States and is widely reimbursed by government and private payers in the countries where it is available.

Company Information

We were incorporated in Delaware as Calderome, Inc. in August 2006. Calderome operated as an incubator until early 2008. We changed our name to Veracyte, Inc. in March 2008. Our principal executive offices are located at 6000 Shoreline Court, Suite 300, South San Francisco, California 94080 and our telephone number is (650) 243-6300. Our website address is www.veracyte.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

When used in this prospectus and documents incorporated herein by reference, the words “expects,” “believes,” “anticipates,” “estimates,” “may,” “could,” “intends,” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

These forward-looking statements are based on the current beliefs and expectations of our management and speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us pursuant to this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, and future acquisitions and strategic investment opportunities. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Unless otherwise indicated in the prospectus supplement, we will not receive any of the proceeds from any sale of our common stock by selling securityholders.

SECURITIES WE MAY OFFER

We may offer common stock, preferred stock, debt securities, warrants, subscription rights, and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings. Selling securityholders may also offer shares of our common stock in one or more offerings This prospectus provides you with a general description of the securities we or the selling securityholders may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

We or selling securityholders may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock, par value $0.001 per share. This description is only a summary and is qualified in its entirety by reference to the description of our common stock incorporated by reference in this prospectus. Our restated certificate of incorporation and our bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our restated certificate of incorporation and our bylaws for additional information before you buy any of our common stock or other securities. See “Where You Can Find More Information.”

We have 125,000,000 shares of authorized common stock. As of September 30, 2020, there were 57,813,833 shares of common stock issued and outstanding. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Anti-Takeover Effects of Delaware Law and Our Restated Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our restated certificate of incorporation and our amended and restated bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Certificate of Incorporation and Bylaws. Our restated certificate of incorporation and amended and restated bylaws include provisions that:

•	authorize our board of directors to issue, without further action by the stockholders, up to 5,000,000 shares of undesignated preferred stock;

•	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•	specify that special meetings of our stockholders can be called only by our board of directors, our chairman of the board, or our chief executive officer;

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establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•	establish that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms;

•	provide that our directors may be removed only for cause;

•	provide that vacancies on our board of directors may, except as otherwise required by law, be filled only by a majority of directors then in office, even if less than a quorum;

•	specify that no stockholder is permitted to cumulate votes at any election of directors; and

•	require a super-majority of votes to amend certain of the above-mentioned provisions.

Delaware Law. We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware regulating corporate takeovers. In general, those provisions prohibit a publicly-held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors of the corporation before the date the interested stockholder attained that status;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or after the date the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of these provisions either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out of, these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Transfer Agent

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF PREFERRED STOCK

As of December 31, 2020, our authorized preferred stock, par value $0.001 per share, was 5,000,000 shares, none of which were issued and outstanding. We may issue preferred stock, in series, with such designations, powers, preferences and other rights and qualifications, limitations or restrictions as our board of directors may authorize, without further action by our stockholders, including:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

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the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

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the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement. Any material United States federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities we may offer. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in the applicable prospectus supplement, together with any free writing prospectus or term sheet, will be a description of the material terms of the debt securities. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may issue, from time to time, debt securities, in one or more series. These debt securities that we may issue include senior debt securities, senior subordinated debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The following is a summary of the material provisions of the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

As used in this section only, “we,” “us” and “our” refer to Veracyte, Inc., unless expressly stated or the context otherwise requires.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities for any series of debt securities up to the principal amount that we may authorize. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

•	interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

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if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

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the period or periods within which, the price or prices at which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

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our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

•	the denominations in which those debt securities will be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

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if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•	the nature and terms of any security for any secured debt securities;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture; and

•	any other specific terms of any debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount” because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Consolidation, Merger or Sale

We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the surviving corporation or the successor person is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the successor person has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following will be “events of default” under the indenture with respect to any series of debt securities:

•	failure to pay interest for 30 days after the date payment is due and payable;

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failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

•	failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	events in bankruptcy, insolvency or reorganization relating to us; or

•	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of such default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

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we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

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we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•	evidence the assumption by a successor entity of our obligations;

•	add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

•	add any additional events of default;

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add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	add guarantees with respect to or secure any debt securities;

•	establish the forms or terms of debt securities of any series;

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evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

•	cure any ambiguity or correct any inconsistency or defect in the indenture;

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modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

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make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•	change the currency in which the principal, and any premium or interest, is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

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reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•	a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and will be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for the registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

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ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

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upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book- entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•

ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into by us with a warrant agent. The applicable warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of common stock, preferred stock or debt securities purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related common stock, preferred stock or debt securities will be separately transferable;

•	the price at which each share of common stock, preferred stock or debt securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the applicable warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock or preferred stock. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each subscription right. The accompanying prospectus supplement may add, update or change the terms and conditions of the subscription rights as described in this prospectus.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of subscription rights being offered, the subscription rights agreement relating to the subscription rights and the subscription rights certificates representing the subscription rights, including, as applicable:

•	the title of the subscription rights;

•	the date of determining the stockholders entitled to the subscription rights distribution;

•	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the subscription rights;

•	the exercise price;

•	the aggregate number of subscription rights issued;

•	the date, if any, on and after which the subscription rights will be separately transferable;

•	the date on which the subscription right to exercise the subscription rights will commence and the date on which the subscription right will expire; and

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the subscription rights.

Each subscription right will entitle the holder of subscription rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will be void.

Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the subscription rights. If less than all of the subscription rights issued in any subscription rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired, or will from time to time acquire from us, our common stock. If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder, information about such selling securityholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION

We or selling securityholders may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	if applicable, the names of any selling securityholders;

•	the purchase price of the securities and the proceeds to us or the selling securityholders from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. We or selling securityholders may directly solicit offers to purchase the securities being offered by this prospectus. We or selling securityholders may also designate agents to solicit offers to purchase the securities from time to time. We or selling securityholders will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through an at-the-market offering, a subscription rights offering, forward contracts or similar arrangements. In addition, we or selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or selling securityholders or borrowed from us or selling securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post- effective amendment). In addition, we or selling securityholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us or selling securityholders in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We or selling securityholders will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we or selling securityholders pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers, agents and selling securityholders participating in the securities distribution may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us or selling securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us in the ordinary course of business.

Our common stock is currently listed on The Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Fenwick & West LLP, San Francisco, California. Counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.veracyte.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 25, 2020;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our definitive proxy statement on Schedule 14A, which was filed with the SEC on April 24, 2020;

•

our Quarterly Reports on Form 10-Q for the quarter ended March  31, 2020, filed with the SEC on May 6, 2020, the quarter ended June  30, 2020, filed with the SEC on July 30, 2020 and the quarter ended September 30, 2020, filed with the SEC on November 2, 2020;

•

our Current Report on Form 8-K/A filed with the SEC on February 18, 2020, and our Current Reports on Form 8-K filed with the SEC on February  25, 2020, March  2, 2020, April 14, 2020,  June  9, 2020, July 27, 2020,  August 5, 2020,  November 17, 2020,  December 16, 2020,  January  25, 2021 and February 3, 2021 (except that any portions thereof which are furnished and not filed shall not be deemed incorporated); and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 28, 2013 under Section  12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including any amendment or report filed for the purposes of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 25, 2020.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities hereunder. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Veracyte, Inc., 6000 Shoreline Court, Suite 300, South San Francisco, California 94080, telephone (650) 243-6300. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

$400,000,000

Common Stock

Goldman Sachs & Co. LLC

SVB Leerink

William Blair

BTIG

Needham & Company

Lake Street

                   , 2021